                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ROCKY SHOES & BOOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764
                                                                  April 15, 2005

Dear Shareholder:

      I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Tuesday, May 17, 2005, at 4:00 p.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio. Parking is available in Nelsonville at Rocky Shoes & Boots, Inc., at 39 East Canal Street, and directions and transportation to Stuarts Opera House will be available. We look forward to meeting all of our shareholders who are able to attend.

      At the Annual Meeting, you will be asked to elect Class I Directors. A copy of the Proxy Statement and the proxy card are enclosed.

      It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you attend the meeting, you may vote in person if you wish and your proxy will not be used.

      Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                            Sincerely,

                                            Mike Brooks
                                            Chairman and Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 15, 2005

To Our Shareholders:

      The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Tuesday, May 17, 2005, at 4:00 p.m. local time, for the following purposes:

            (1) To elect four Class I Directors of the Company, each to serve for a two-year term expiring at the 2007 Annual Meeting of Shareholders.

            (2) To transact any other business which may properly come before the meeting or any adjournment thereof.

      Owners of record of common stock of the Company at the close of business on March 28, 2005, will be entitled to vote at the meeting.

      You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

      We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                  By Order of the Board of Directors,

                                  Curtis A. Loveland
                                  Secretary

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2005

      This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 17, 2005, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 15, 2005.

      The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

      The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting. The proxy will be voted FOR the nominees for director named herein and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

      Holders of record of common stock of the Company at the close of business on March 28, 2005, will be entitled to vote at the Annual Meeting. At that time, the Company had 5,233,220 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

      The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

      The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter. For purposes of determining the number of shares of common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                              ELECTION OF DIRECTORS

      The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the re-election of the four incumbent Class I Directors to continue their service as Class I Directors at the 2005 Annual Meeting of Shareholders. The four incumbent Class II Directors will continue in office until the 2006 Annual Meeting of Shareholders.

      Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

      It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Corlett, Rouda, and Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company's Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

      The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he became a director of the Company, and his position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star"), Lifestyle Footwear, Inc. ("Lifestyle"), Rocky Canada, Inc. ("Rocky Canada"); Georgia Boot LLC, EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, Durango Boot Company LLC, Northlake Boot Company LLC, EJ Asia Limited, Lehigh Safety Shoe Co. LLC, and Lehigh Safety Shoe Properties LLC (collectively, the "EJ Subsidiaries" and together with Five Star, Lifestyle and Rocky Canada, the "Subsidiaries").

                                CLASS I DIRECTORS
                      (NOMINEES - TERMS TO EXPIRE IN 2007)

                               DIRECTOR
    NAME                 AGE    SINCE                       POSITION
--------------------     ---   --------   -------------------------------------------------
Mike Brooks               58     1992     Director of the Company, Five Star, Lifestyle and
                                          the EJ Subsidiaries, Chairman and Chief
                                          Executive Officer of the Company and
                                          Subsidiaries

Glenn E. Corlett          61     2000     Director of the Company

Harley E. Rouda, Jr.      43     2003     Director of the Company

James L. Stewart          72     1996     Director of the Company
-------------------------------------------------------------------------------------------

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2006)

                               DIRECTOR
      NAME               AGE    SINCE                       POSITION
--------------------     ---   --------   --------------------------------------------
J. Patrick Campbell       56     2004     Director of the Company

Michael L. Finn           61     2004     Director of the Company

G. Courtney Haning        56     2004     Director of the Company

Curtis A. Loveland        58     1993     Director of the Company and Secretary of the
                                          Company and Subsidiaries
--------------------------------------------------------------------------------------

      Mike Brooks has served as Chairman and Chief Executive Officer of the Company and its Subsidiaries since January 2005. Prior to that, he served as Chairman, President, and Chief Executive Officer of the Company from August 1991 until January 2005. Mr. Brooks served as Chairman, President, and Chief Executive Officer of Rocky Canada from July 2003 until January 2005. Mr. Brooks also served Lifestyle as President from November 1988 to January 2005 and as Chairman and Chief Executive Officer from December 1992 to January 2005, and Five Star as President from March 1987 to January 2005, as Chairman from August 1991 to January 2005, and as Chief Executive Officer from December 1992 to January 2005. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Satoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of American Apparel and Footwear Association (f/k/a Footwear Industries of America) since April 1986 and currently serves on the Executive Board of that organization.

      Glenn E. Corlett has been Dean and Philip J. Gardner, Jr. Leadership Professor of the College of Business at Ohio University, Athens, Ohio, since July 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the Board of Directors of Pubco Corp., a company with a printer supplies business and a construction products business, and Preformed Line Products Company, an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

      Harley E. Rouda, Jr. has served as Chief Executive Officer and General Counsel of Real Living, Inc., an independently-owned residential real estate firm headquartered in Columbus, Ohio, since February 2002. He has also served as Chief Executive Officer and General Counsel of HER Realtors, a Columbus based real estate firm, since May 1999 and May 1997, respectively. Prior to serving as Chief Executive Officer, Mr. Rouda served as President of HER Realtors from May 1996 until May 1999.

      James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and Chief Executive Officer of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years.

      J. Patrick Campbell has been self-employed serving as a consultant to various corporations and the financial services industry since January 2001. Most recently, from January 2004 until February 2005, Mr. Campbell served as Chief of Technology and Operations for the American Stock Exchange. From January 1997 until December 2001, Mr. Campbell held various executive positions at The Nasdaq Stock Market, including President, Nasdaq U.S. Markets, and Chief Operating Officer and Chairman, Nasdaq Investment Products. Prior to joining Nasdaq, Mr. Campbell was employed by The Ohio Company, a privately held investment bank from 1971 to 1996 as Senior Executive Vice President, and he was a member of the board of directors from 1991 to 1996. Mr. Campbell serves on the board of Metastorm Inc. and as Chairman of the Board of Digital Focus, Inc., both privately held companies.

      Michael L. Finn has served as President of Central Power Systems, a wholesale distributor in Columbus, Ohio, since 1985, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970.

      G. Courtney Haning has served as Chairman, President and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, since January 1991.

      Curtis A. Loveland has served as Secretary of the Company since October 1992, of Five Star and Lifestyle since December 1992, of Rocky Canada since July 2003, and of the EJ Subsidiaries since January 2005.

Mr. Loveland has been a practicing attorney for 32 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. Mr. Loveland also serves on the Board of Directors of Applied Innovation Inc., a telecommunications products manufacturer.

            INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      The Board of Directors of the Company held a total of six meetings during 2004. During 2004, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.

      Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers, Inc. ("NASD"), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart, meet the standards of independence established by NASD Rule 4200(a)(15).

      The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From January 2004 until May 2004, the members of the Audit Committee were Messrs. Corlett (Chairman), Loveland, and Leonard L. Brown, a former director of the Company. In May 2004, the Board of Directors appointed Messrs. Corlett (Chairman), Rouda, and Haning as members of the Audit Committee. In March 2005, Mr. Rouda resigned from the Audit Committee and Mr. Campbell was appointed to the vacancy created thereby. The Board of Directors has determined that each of Messrs. Corlett, Campbell, and Haning are independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of NASD Rule 4350(d)(2). The Board of Directors has determined that Mr. Corlett meets the requirements of a "financial expert" as set forth in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC").

      The Audit Committee met eight times during 2004. The Audit Committee oversees and monitors management's and the independent auditors' participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent auditors and to consult with the independent auditors on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee is governed by an Amended and Restated Audit Committee Charter, which was adopted on March 4, 2004, and effective as of May 11, 2004. The Audit Committee Report relating to the 2004 fiscal year appears on pages 21 and 22.

      From January 2004 until May 2004, the members of the Compensation Committee were Messrs. Stewart (Chairman), Brown, and Robert D. Rockey, a former director of the Company. In May 2004, the Board of Directors appointed Messrs. Rouda (Chairman), Stewart, and Finn as members of the Compensation Committee.

The Board of Directors has determined that each of Messrs. Rouda, Stewart, and Finn are independent as independence is defined in NASD Rule 4200(a)(15).

      The Compensation Committee met three times during 2004. This Committee administers the 1995 Stock Option Plan, the 2004 Stock Incentive Plan and approves compensation for the Company's executive officers. The Compensation Committee report relating to the 2004 fiscal year appears on pages 18 and 19.

      During fiscal 2004, the members of the Nominating and Corporate Governance Committee were Messrs. Loveland (Chairman), Corlett, and Finn. The Board of Directors has determined that each of Messrs. Loveland, Corlett, and Finn are independent as independence is defined in NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee Charter was adopted by the Company's Board of Directors in March 2004, and effective as of May 11, 2004, and is posted on the Company's website at www.rockyboots.com.

      The Nominating and Corporate Governance Committee met once during fiscal 2004. The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate's character, judgment, skills, including financial literacy, and experience in the context of the needs of the Board of Directors. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

      The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

      - such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

      - the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

      - the nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

      The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company's Code of Business Conduct and Ethics.

      The Company's Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, or to any Director in particular, c/o Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764. Any correspondence addressed to the Board of Directors, or to any one of the Company's Directors in care of our offices is forwarded to the addressee without review by management.

      It is the Company's expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All members of the Company's Board of Directors were present at the Company's 2004 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

      During 2004, the Company compensated each director who is not an officer or employee of the Company in cash at a rate of $1,500 per Board meeting, plus $750 for each committee meeting which did not occur on the same day as a Board meeting.

      Beginning in 2005, compensation for non-employee directors includes the following:

      - an annual retainer of $10,000 for service on the Board of Directors, payable in shares of the Company's common stock;

      - an annual retainer of $5,000 for service as Chairman of the Audit Committee;

      - an annual retainer of $2,000 for service as Chairman of the Compensation Committee;

      - an annual retainer of $2,000 for service as Chairman of the Nominating and Corporate Governance Committee;

      -     $1,500 for each Board meeting attended;

      -     $750 for each committee meeting attended; and

      -     $500 for each telephonic Board or committee meeting attended.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

      On January 2, 2004, 446 shares of restricted stock were issued to each of Messrs. Stewart, Loveland, Corlett, and Rouda based on a stock price of $22.39 per share. Each of Messrs. Finn and Haning were granted 397 shares of restricted stock based on a stock price of $18.85 on May 12, 2004, the date of their election to the Board of Directors. Mr. Campbell was granted 120 shares of restricted stock based on a stock price of $20.80 on November 30, 2004, the date of his election to the Board of Directors. All such shares are fully vested, but not saleable in the public markets until one year from the date of grant.

      In addition, each of the non-employee directors is granted an option to purchase 5,000 shares of the Company's common stock each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are vested at the date of grant but not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. On January 2, 2004, nonqualified options to purchase 2,500 shares of common stock were granted to each of Messrs. Stewart, Loveland, Corlett, and Rouda, at an exercise price of $22.39 per share pursuant to the Company's 1995 Stock Option Plan. In addition, on May 12, 2004, nonqualified options to purchase 2,500 shares of common stock were granted to each of Messrs. Stewart, Loveland, Corlett and Rouda, at an exercise price of $18.85 per share pursuant to the Company's 2004 Stock Incentive Plan. All of these nonqualified options became exercisable on January 2, 2005 and expire on January 2, 2010.

EXECUTIVE OFFICERS

      In addition to Mike Brooks, the following individuals are executive officers of the Company:

      David Sharp, 49, serves as President and Chief Operating Officer of the Company and its Subsidiaries. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company from March 2002 until January 2005. He served as Senior Vice President - Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000. Mr. Sharp has served as Executive Vice President and Chief Operating Officer of Five Star and Lifestyle from August 2003 until January 2005 and of Rocky Canada from July 2003 until January 2005. Prior to that time, he served as Senior Vice President - Sales and Operations of Five Star and Lifestyle from February 2002 until August 2003. Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager, of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. Sharp also has held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.

      James E. McDonald, 44, serves as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and its Subsidiaries. Prior to that, he served as Vice President and Chief Financial Officer from June 2001 until January 2005. Mr. McDonald served as Vice President and Chief Financial Officer of Five Star and Lifestyle from February 2002 until January 2005 and of Rocky Canada from July 2003 until January 2005. He served as Treasurer of Five Star and Lifestyle from August 2003 until January 2005 and Rocky Canada from July 2003 until January 2005. Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. McDonald also served as Controller of Wright's Knitwear Corporation, a privately held manufacturer of apparel.

      Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Company's common stock by each nominee for director, each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2005:

                                     NUMBER OF SHARES BENEFICIALLY    PERCENT OF
             NAME                              OWNED(1)                CLASS(1)
----------------------------------   -----------------------------    ----------
Mike Brooks                                   408,240 (2)               7.77%
Glenn E. Corlett                               21,587 (2)                  *
Michael L. Finn                                   732 (2)                  *
G. Courtney Haning                                732 (2)                  *
Curtis A. Loveland                             66,922 (2)               1.29%
James E. McDonald                              45,000 (2)                  *
Harley E. Rouda, Jr.                            6,011 (2)                  *
J. Patrick Campbell                             3,455 (2)                  *
David Sharp                                    70,500 (2)               1.35%
James L. Stewart                               20,781 (2)                  *
All Directors and Executive
  Officers as a Group (10 persons)            643,960 (2)               12.1%

----------
*     indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2005, plus the number of shares such person has the right to acquire within 60 days of February 28, 2005.

(2) Includes 67,250 shares of common stock for Mr. Brooks, 15,000 shares of common stock for Mr. Corlett, 15,000 shares of common stock for Mr. Loveland, 17,500 shares of common stock for Mr. McDonald, 5,000 shares of common stock for Mr. Rouda, 19,000 shares of common stock for Mr. Sharp, 5,000 shares of common stock for Mr. Stewart, and 143,750 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2005.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

      The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock:

                                              NUMBER OF SHARES
               NAME OF                         OF COMMON STOCK        PERCENT OF
          BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)     CLASS(2)
------------------------------------------   ---------------------    ---------
Mike Brooks                                      408,240 (3)            7.77%
c/o Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

Systematic Financial Management, L.P.            382,050 (4)            7.36%
300 Frank W. Burr Blvd.
Glenpointe East, 7th Floor
Teaneck, New Jersey 07666

SILLC Holdings, LLC                              484,261 (5)            9.33%
Raritan Plaza I, Raritan Center, 2nd Floor
Edison, New Jersey 08818

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2005, plus the number of shares such person has the right to acquire within 60 days of February 28, 2005.

(3) Includes 67,250 shares of common stock for Mike Brooks which could be acquired under stock options exercisable within 60 days of February 28, 2005.

(4) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2005.

(5) Based on information filed on Schedule 13G with the Securities and Exchange Commission on January 18, 2005 by SILLC Holdings, LLC ("SILLC"), Strategic Industries, LLC ("Strategic") Citigroup Venture Capital Equity Partners, L.P. ("CVCEP"), CVC Partners, LLC ("CVC Partners"), Citigroup Venture Capital GP Holdings, Ltd. ("CVC GP Holdings"), Court Square Capital Limited ("Court Square"), Citigroup Banking Corporation ("CBC"), Citicorp, Citigroup Holdings Company ("Citigroup Holdings") and Citigroup Inc. ("Citigroup"). Strategic is the sole member of SILLC. CVCEP holds a membership interest in Strategic. CVC Partners holds a general partnership interest in CVCEP. CVC GP Holdings has a membership interest in CVC Partners. Court Square is the sole shareholder of CVC GP Holdings. CBC is the sole shareholder of Court Square. Citicorp is the sole shareholder of CBC. Citigroup Holdings is the sole shareholder of Citicorp. Citigroup is the sole shareholder of Citigroup Holdings. The address of the principal business office of SILLC and Strategic is Raritan Plaza I, Raritan Center 2nd Floor, Edison, NJ 08818. The address of the principal business office of each of CVCEP, CVC Partners, CVC GP Holdings, Court Square, Citicorp and Citigroup is 399 Park Avenue, New York, NY 10043. The address of the principal business office of CBC is One Penn's Way, New Castle, DE 19720. The address of the principal business office of Citigroup Holdings is One Rodney Square, Wilmington, DE 19899.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 2004:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                               ANNUAL COMPENSATION    COMPENSATION
         NAME AND                FISCAL YEAR   -------------------    ------------        ALL OTHER
    PRINCIPAL POSITION               ENDED      SALARY       BONUS     OPTIONS (#)       COMPENSATION
-----------------------------    -----------   --------    --------   ------------     ------------------
Mike Brooks(1)                     12/31/04    $300,000    $183,000      15,000        $ 72,000 (2)(4)
Chairman, and Chief                12/31/03    $250,000    $231,000      15,000        $105,270 (2)(4)
Executive Officer of the           12/31/02    $250,000    $ 52,500      20,000        $ 33,012 (2)(3)(4)
Company and Subsidiaries

David Sharp                        12/31/04    $250,000    $125,000      13,000        $ 34,175 (4)
President and Chief Operating      12/31/03    $210,000    $131,000      13,000        $ 15,123 (4)
Officer of the Company and         12/31/02    $200,000    $ 36,000      10,000        $ 16,500 (4)
Subsidiaries

James E. McDonald                  12/31/04    $188,000    $ 67,680      10,000        $      0
Executive Vice President,          12/31/03    $173,500    $ 96,000      10,000        $      0
Chief Financial Officer, and       12/31/02    $165,000    $ 18,000      10,000        $ 23,400 (5)
Treasurer of the Company and
Subsidiaries

----------
(1) The Company has entered into an employment agreement with Mr. Brooks (See "Employment Agreements" below).

(2) The Company has also entered into a deferred compensation agreement with Mr. Brooks ("Employee"). The agreement provides that certain benefits will be paid to the Employee or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreement, the Employee qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If the Employee retires after age 65, the Employee or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If the Employee dies before age 65, the beneficiary will receive the greater of $17,250 annually or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. If the Employee terminates his employment with the Company for any reason prior to age 65, the Employee will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of the Employee or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. Finally, the agreement provides that the Employee will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If the Employee breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to the Employee or his beneficiary and the Company has no further liability under the agreement. The benefits under the agreement have vested for Mr. Brooks. The amounts shown under "All Other Compensation" for Mr. Brooks include $6,269 for 2002, $33,870 for 2003, and $0 for 2004, reflecting the present value of the benefits earned during the year indicated.

(3) The amounts shown under "All Other Compensation" for Mr. Brooks include $15,356 for 2002, representing the dollar value of the benefit of premiums paid for a split-dollar life insurance policy reflecting the present value of the economic benefit of the premiums paid by the Company during the 2002 fiscal year. The Company has since ceased these premium payments on behalf of Mr. Brooks.

(4) The amounts shown under "All Other Compensation" for Messrs. Brooks and Sharp include $72,000 and $34,175, respectively for 2004, $72,000 and $15,123, respectively for 2003, and $11,388 and $16,500, respectively for 2002, reflecting life insurance premiums paid by the Company.

(5) The amount shown under "All Other Compensation" for Mr. McDonald reflects relocation costs paid by the Company to Mr. McDonald in 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides certain information regarding stock options granted during 2004 to each of the executive officers:

                                        INDIVIDUAL GRANTS
                     -------------------------------------------------------           POTENTIAL REALIZABLE VALUE
                                  % OF TOTAL                                             AT ASSUMED ANNUAL RATES
                                   OPTIONS                                            OF STOCK PRICE APPRECIATION
                     OPTIONS      GRANTED TO          EXERCISE                              FOR OPTION TERM(1)
                     GRANTED     EMPLOYEES IN          PRICE      EXPIRATION          ----------------------------
      NAME             (#)        FISCAL YEAR        ($/SHARE)       DATE             0%($)     5%($)      10%($)
-----------------    --------  -----------------     ---------    ----------          -----    -------    --------
Mike Brooks          7,500(2)        4.57%            $22.39       1/2/2012            $0      $80,177    $192,037
                     7,500(3)        4.57%            $18.85       1/2/2012            $0      $67,500    $161,675

David Sharp          6,500(2)        3.96%            $22.39       1/2/2012            $0      $69,486    $166,432
                     6,500(3)        3.96%            $18.85       1/2/2012            $0      $58,500    $140,118

James E. McDonald    5,000(2)        3.04%            $22.39       1/2/2012            $0      $53,451    $128,025
                     5,000(3)        3.04%            $18.85       1/2/2012            $0      $45,000    $107,783

(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's common stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 2, 2004, options to purchase 7,500, 6,500, and 5,000 shares, respectively, of common stock were granted to Messrs. Brooks, Sharp, and McDonald. All options were granted at an exercise price equal to the closing price of the Company's common stock on December 31, 2003. These options vest and become exercisable at a rate of 25% per year employed after the date of grant, and expire on the eighth anniversary of the date of grant.

(3) On May 12, 2004, options to purchase 7,500, 6,500, and 5,000 shares, respectively, of common stock were granted to Messrs. Brooks, Sharp, and McDonald. All options were granted at an exercise price equal to the closing price of the Company's common stock on May 11, 2004. These options vest and become exercisable on January 2, 2005 at a rate of 25% per year employed, and expire on January 2, 2012.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides certain information regarding the exercise of stock options during 2004, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2004:

                       SHARES                                                       VALUE OF UNEXERCISED
                      ACQUIRED                      NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         ON          VALUE        OPTIONS AT FISCAL YEAR END       FISCAL YEAR END ($)(1)
                      EXERCISE     REALIZED       --------------------------    ---------------------------
      NAME              (#)           ($)         EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------     --------     --------       -----------  -------------    -----------   -------------
Mike Brooks            11,000       173,530          51,750        39,250        1,238,610       732,060

David Sharp            28,250       240,375           5,000        32,750          124,000       608,550

James E. McDonald      15,000       478,070          10,000        32,500          251,500       647,650

----------
(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                 RETIREMENT PLAN

      The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, excluding leased employees and those employees covered by a collective bargaining agreement, are eligible to participate in the Retirement Plan if they are at least 21 years old and have worked at least 1,000 hours for the Company over a period of one year.

      The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee's average monthly compensation, or $12.00, and multiplies it by the employee's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

      The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.

                                   YEARS OF SERVICES
                  ----------------------------------------------------

REMUNERATION        15         20         25         30         35
------------      -------    -------    -------    -------    --------
   $80,000        $18,000    $24,000    $30,000    $36,000     $42,000

   100,000         22,500     30,000     37,500     45,000      52,500

   125,000         28,125     37,500     46,875     56,250      65,625

   150,000         33,750     45,000     56,250     67,500      78,750

   175,000         39,375     52,500     65,625     78,750      91,875

   205,000*        46,125     61,500     76,875     92,250     107,625

      *The maximum pay level recognized at this time is $205,000. This maximum is indexed with the COLA % each year, with $5,000 incremental increases.

      For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 2004, was $205,000 for each of Messrs. Brooks, Sharp and McDonald. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 2004 Plan Year is $165,000. The estimated years of service for each of the executive officers as of December 31, 2004, was 29.7 years for Mr. Brooks, 4.5 years for Mr. Sharp, and 3.5 years for Mr. McDonald.

                              EMPLOYMENT AGREEMENTS

      On July 1, 1995, Mr. Brooks entered into an employment agreement with the Company. The employment agreement provides for a minimum base salary and a covenant not-to-compete. Mr. Brooks' employment agreement is "at will" and, therefore, does not have a stated term.

      The covenant not-to-compete contained in Mr. Brooks' employment agreement is for the time of employment, plus a one-year period following termination of employment; provided, that if his employment is terminated following a change in control (as defined in the employment agreement), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if he resigns after a change in control, he is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of a change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreement, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

      The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee has the authority and responsibility to determine and administer the Company's officer compensation policies and to approve the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan and 2004 Stock Incentive Plan. The Compensation Committee consists solely of independent directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

      On July 1, 1995, the Company entered into an employment contract, approved by the Company's Board of Directors, with Mr. Brooks. The base salary under the employment contract is subject to review by the Compensation Committee and may be increased periodically.

      The determination of executive officer base salaries for the fiscal year ended December 31, 2004, including increases to the minimum base salary fixed by the employment contract of Mr. Brooks (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mr. Brooks' salary at $300,000 for the fiscal year ended December 31, 2004.

      The Company established an executive bonus program for 2004. The bonuses payable under the executive bonus program were based on percentages of a participant's salary. The amount of the percentage bonus depended on the Company's pre-tax and pre-bonus profits. The percentages payable to executive officers ranged from 17% to 77%, depending on the officer and the amount of pre-tax profit. Three of the Company's executive officers, including Mr. Brooks, were eligible to participate in the executive bonus pool for 2004. The percentages issued under the program were allocated at the beginning of 2004 among these three executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. Under the formula established by the program, Mr. Brooks was allocated 61% of his salary as his bonus for 2004. Under the executive bonus program, $375,680 in bonuses were awarded to executive officers for 2004.

      The purpose of the Company's 1995 Stock Option Plan and 2004 Stock Incentive Plan is to provide long-term incentives to key employees and motivate key employees to improve the Company's performance, and in turn, the performance of the Company's common stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

      The number of shares of common stock subject to the options granted during 2004 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 2004.

      Options were granted under the 1995 Stock Option Plan and the 2004 Stock Incentive Plan by the Company during 2004 to three executive officers, including Mr. Brooks, and 36 other key employees. Each stock option awarded during 2004 had an exercise price equal to the fair market value of the underlying common stock of the Company on the date of the grant. The options granted during 2004 vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminate eight years from the date of grant. All options granted during 2004 to employees are subject to certain forfeiture restrictions in the 1995 Stock Option Plan or the 2004 Stock Incentive Plan. Mr. Brooks received 15,000 option shares, 9.1% of all option shares granted to employees during 2004.

      The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                  COMPENSATION COMMITTEE

                                  Harley E. Rouda, Jr., Chairman
                                  James L. Stewart
                                  Michael L. Finn

                                PERFORMANCE GRAPH

      The following Performance Graph compares the performance of the Company with the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on December 31, 2000, in the common stock of the Company, and in the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG ROCKY SHOES & BOOTS, INC., THE NASDAQ STOCK MARKET COMPOSITE INDEX
                           AND THE S&P FOOTWEAR INDEX

                              [PERFORMANCE GRAPH]

                              NASDAQ               S&P
                             Composite           Footwear            RCKY
-----------------------------------------------------------------------------
December 31, 1999              100.0              100.0              100.0
December 31, 2000               60.7              119.8               50.8
December 31, 2001               47.9              120.2               75.7
December 31, 2002               32.8               98.7               68.7
December 31, 2003               49.2              149.3              293.6
December 31, 2004               53.5              194.3              390.8

*$100 invested on December 31, 1999 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      GENERAL. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2004 fiscal year, the Audit Committee met eight times.

      REVIEW AND DISCUSSION WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte & Touche LLP any relationships that may impact Deloitte & Touche LLP's objectivity and independence, and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls. In addition, the Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP's examination of the consolidated financial statements.

      REVIEW WITH MANAGEMENT. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements, and Deloitte & Touche LLP has the responsibility for the examination of those statements.

      AUDIT FEES. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP," which includes Deloitte Consulting), for the audits of the Company's annual consolidated financial statements, including those for its subsidiary, Lifestyle Footwear, Inc., for the 2004 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $767,000 (including direct engagement expenses). For the 2004 fiscal year, audit fees also include fees for professional services rendered for audits related to the effectiveness of internal control over financial reporting. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audits of the Company's annual consolidated financial statements, including those for its subsidiary, Lifestyle Footwear, Inc., for the 2003 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $326,000 (including direct engagement expenses).

      AUDIT-RELATED FEES. The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for the Company for the 2004 fiscal year were $220,457. The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for the Company and its subsidiaries for the 2003 fiscal year were $36,245. Audit-related fees in 2004 included fees for financial due diligence relating to the acquisition of EJ Footwear Group. Audit-related fees in 2003 generally included fees related primarily to the accounting treatment and the review of the pro forma financial statements included in a Form 8-K for the acquisition of certain assets of Gates-Mills, Inc. in April 2003 and other related matters.

      TAX FEES. The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for the Company for the 2004 fiscal year were $86,616. The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for the Company and its subsidiaries for the 2003 fiscal year were $110,640. The tax-related services were all in the nature of tax compliance and tax planning.

      ALL OTHER FEES. There were no fees billed for services rendered to the Company by Deloitte & Touche LLP, other than the audit services, audit-related services, and tax services, for either the 2004 or 2003 fiscal year.

      PRE-APPROVAL POLICY. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.

      CONCLUSION. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 to be filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of services other than services described under "Audit Fees" was compatible with maintaining Deloitte & Touche LLP's independence.

                                  AUDIT COMMITTEE

                                  Glenn E. Corlett, Chairman
                                  J. Patrick Campbell
                                  G. Courtney Haning

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION / RELATED PARTY TRANSACTIONS

      During 2004, the members of the Compensation Committee were Messrs. Rouda (Chairman), Stewart, and Finn. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 2004.

      During 2004, the Company leased its 41,000 square foot manufacturing facility in Nelsonville, Ohio, from the William Brooks Real Estate Company, an Ohio corporation, 25% of which is owned by Mike Brooks. The Company purchased the manufacturing facility from William Brooks Real Estate Company in January 2005 for $505,000. The Company believes, based on its knowledge of comparable properties, that this purchase was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

      Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.

      During 2004, the Company employed certain members of Mr. Brooks' immediate family. Jason Brooks, Mr. Brooks' son, served as the Company's Vice President of Sales, Field Accounts, Stuart Brooks, Mr. Brooks' brother, served as the Company's Vice President of Sales, Work and Duty, and Mark Pitts, Mr. Brooks' son-in-law, served as the Company's Vice President of Sales, Key Accounts and each received base salaries and bonuses of $153,600, $156,800, and $175,360, respectively, in 2004. Additionally, Jay Brooks, Mr. Brooks' brother, served as an independent contractor to the Company and was paid a total of $88,637 in 2004.

      The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                      EQUITY COMPENSATION PLAN INFORMATION

      The table below sets forth additional information as of December 31, 2004, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                                 NUMBER OF SECURITIES
                                                                                                REMAINING AVAILABLE FOR
                                     NUMBER OF SECURITIES TO                                      ISSUANCE UNDER EQUITY
                                     BE ISSUED UPON EXERCISE     WEIGHTED-AVERAGE EXERCISE         COMPENSATION PLANS
                                     OF OUTSTANDING OPTIONS,        PRICE OF OUTSTANDING          (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS      OPTIONS, WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))
                                               (a)                          (b)                            (c)
                                     -----------------------    ----------------------------    ------------------------
Equity compensation plans
approved by security holders (1)             679,550                       $10.03                        663,935

Equity compensation plans not
approved by security holders                      --                           --                             --
                                             -------                       ------                        -------

Total                                        679,550                       $10.03                        663,935
                                             =======                       ======                        =======

----------
(1) Equity compensation plans approved by shareholders include the 1992 Stock Option Plan, the Second Amended and Restated 1995 Stock Option Plan, and the 2004 Stock Incentive Plan.

                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP served as the independent registered public accountants for the Company for the 2004 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting in order to respond to questions from shareholders, and they will have the opportunity to make a statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2004.

                PROPOSALS BY SHAREHOLDERS FOR 2006 ANNUAL MEETING

      Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2006 must be received by the Company (addressed to the attention of the Secretary) on or before December 15, 2005. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2006 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 1, 2006. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

      The Company's Annual Report to Shareholders for the fiscal year ending December 31, 2004, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

                                  By order of the Board of Directors,

                                  Curtis A. Loveland
                                  Secretary

                            ROCKY SHOES & BOOTS, INC.
                  39 EAST CANAL STREET, NELSONVILLE, OHIO 45764

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 17, 2005

   The undersigned hereby appoints MIKE BROOKS, DAVID SHARP, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 17, 2005, 4:00 p.m., local time, at Stuarts Opera House, 34 Public Square, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1. ELECTION OF CLASS I DIRECTORS

      [ ] FOR all nominees listed below (except as marked to the contrary).

      [ ] WITHHOLD AUTHORITY to vote for all nominees below.

      Mike Brooks   Glenn E. Corlett   Harley E. Rouda, Jr.  James L. Stewart

      (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

2. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

   THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

   The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 8, 2005, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

   Please sign and date this Proxy below and return it in the enclosed envelope.

                                    Dated ________________________________, 2005

                                    ____________________________________________
                                                  (Signature)
                                    ____________________________________________
                                                  (Signature)

                                    SIGNATURE(s) SHALL AGREE WITH THE NAME(s)
                                    PRINTED ON THIS PROXY. IF SHARES ARE
                                    REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                    SHOULD SIGN THIS PROXY. IF SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE
                                    AS SUCH. THIS PROXY IS SOLICITED ON BEHALF
                                    OF THE BOARD OF DIRECTORS.